EXHIBIT 10.41

                              EMPLOYMENT AGREEMENT

          This Employment Agreement (this "Agreement") is made and entered into as of July 24, 2000, by and between SSE Telecom, Inc., a Delaware corporation (the "Company"), and Daryl L. Mossman, an individual (the "Employee").

          WHEREAS, the Company and the Employee have determined that it is in their respective best interest to enter into this Agreement on the terms and conditions as set forth herein. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.     EMPLOYMENT TERMS AND DUTIES

1.1 Employment. The Company shall employ Employee, and Employee shall perform services for the Company, for the period commencing on the "Hire Date" and ending when terminated as described in Section 1.4.

1.2 Duties. The Employee shall serve as Vice President of Marketing. Employee shall perform all reasonable duties assigned by the Company consistent with those assigned to other employees of the Company possessing a comparable job position. Employee understands and agrees that his employment with the Company may require travel and overnight stays ("Travel Assignments"), and Employee agrees to accept all Travel Assignments reasonably assigned by the Company. The Employee shall diligently perform his duties to further the interests of the Company.

1.3     Compensation and Benefits.

1.3.1 Base Salary. In consideration of the services rendered to the Company hereunder by the Employee, and under the Company's Confidentiality, Proprietary Information and Inventions Agreement, the Company shall, during the Employment Term, pay the Employee a salary at the annual rate of $ 160,000 (the "Base Salary"). The Base Salary shall be payable in accordance with the normal payroll practices of the Company then in effect. The Base Salary and all other forms of compensation paid to the Employee hereunder shall be subject to all applicable taxes required to be withheld by the Company pursuant to federal, state or local law. The Employee shall be solely responsible for income taxes imposed on the Employee.

1.3.2 Management Bonus. Employee will be entitled to an annual Management Bonus of up to 40% of his base salary then in effect, payable annually in accordance with the Company's management bonus plan, as approved by the Board of Directors. The first year management bonus, for fiscal year 2000, is guaranteed at 40% of base salary, pro-rated for months employed in the balance of the fiscal year. The second year management bonus, for fiscal year 2001, will be guaranteed at 40% of then base salary.

1.3.3 Signing Bonus. A $25,000 signing bonus will be paid to the employee upon his employment, which amount employee agrees to refund to the Company if he voluntarily terminates his employment less than six months after his hire date.

1.3.4 Stock Option. Company agrees to grant the employee an option to purchase 50,000 shares of the company's common stock, listed as SSET on the Nasdaq National Market. This grant will be in accordance with the Company's shareholder-approved employee stock option plan, and the grant price will be the closing price of SSET on the first day of employee's employment.

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1.3.5   Loan. Company agrees to grant employee a non-secured loan of $40,000 for a term of two years, interest-free, with principal repayment due upon employee's termination or after period of two years from employment date, whichever comes first.

1.3.6 Benefits Package. In addition to base salary, the Employee shall be entitled to receive such employee benefits as may be in effect from time to time as are afforded to other comparable employees of the Company, including vacation, personal paid leave, medical and dental insurance, employee stock purchase plan and 401(k) plan.

1.3.7 Expenses. The Company shall reimburse the Employee for all reasonable business expenses incurred by the Employee in accordance with Company policy for business expenses. Employee will be provided at Company's expense a desk-top computer, lap-top computer, cellular phone and pager for use in Company business.

1.4 Termination. The Employee's employment and this Agreement (except as otherwise provided hereunder) shall terminate upon the occurrence of any of the following, at the time set forth therefor (the "Termination Date"):

1.4.1 Death or Disability. Immediately upon the death of the Employee or the determination by the Company that the Employee has ceased to be able to perform his essential job duties, with or without reasonable accommodation, due to a mental or physical illness or incapacity for a period of more than twenty four (24) weeks during any twelve (12) month period ("Disability") (termination pursuant to this Section 1.4.1 being referred to herein as termination for "Death or Disability"); or

1.4.2 Voluntary Termination. Thirty (30) days following the Employee's written notice to the Company of termination of employment; provided, however, that during such thirty (30) day notice period, the Company may suspend the Employee from his duties as set forth herein (including, without limitation, the Employee's position as a representative and agent of the Company) (termination pursuant to this Section 1.4.2 being referred to herein as "Voluntary" termination); or

1.4.3 Termination For Cause. Immediately following notice of termination for "Cause" (as defined below), specifying such Cause, given by the Company (termination pursuant to this Section 1.4.3 being referred to herein as termination for "Cause"). As used herein, "Cause" means termination based on (i) Employee's conviction of any crime constituting a felony or any other offense involving fraud or moral turpitude, (ii) the failure or refusal of the Employee to follow the lawful and proper directives of the Company which are within the scope of thc Employee's duties set forth in Section 1.2 above, (iii) willful malfeasance or gross misconduct by the Employee which discredits or damages the Company, (iv) any breach of Employee's obligations under Section 3 below, or under the Company's Confidentiality, Proprietary Information and Inventions Agreement, (v) the Employee's chronic absence from work for reasons other than mental or physical illness or incapacity (as used herein, "chronic absence" means greater than 25% of normal work time over a one year period), (vi) Employee's failure to fulfill his duties under this Agreement in a satisfactory manner, (vii) any material breach by Employee of this Agreement, or (viii) the Employee's failure to devote all of his normal business time to the performance of his duties to the Company; or

1.4.4 Termination Without Cause. Thirty (30) days following notice of termination without Cause given by the Company; provided, however, that during any such thirty (30) day notice period, the Company may suspend the Employee from his duties as set forth herein (including, without limitation, the Employee's position as a representative and agent of the Company) (termination pursuant to this Section 1.4.4 being referred to herein as termination "Without Cause").

1.4.5 Termination for Good Reason. Thirty (30) days following notice of termination for Good Reason given by the Employee; provided, however, that during any such thirty (30) day notice period, the Company may suspend the Employee (with pay) from his duties as set forth herein
        (including, without limitation, the Employee's position as a representative and agent of the Company). As used herein, for

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        "Good Reason" means termination  following (i) a reduction in Employee's level of responsibility as set forth in section 1.2 or (ii) a change in Employee's place of employment which is more than Thirty (30) miles from Employee's place of employment prior to the change; provided and only if, such change is effected without Employee's written agreement. (termination pursuant to this Section 1.4.5 being referred to herein as termination "for Good Reason").

1.4.6 Other Remedies. Termination pursuant to Section 1.4.3. above shall be in addition to and without prejudice to any other right or remedy to which the Company may be entitled at law, in equity, or under this Agreement.

1.5     Severance and Termination.

1.5.1 Voluntary Termination, Termination for Cause, Termination for Death or Disability. In the case of a termination of Employee's employment hereunder for Death or Disability in accordance with Section 1.4.1 above, or Employee's Voluntary termination of employment hereunder in accordance with Section 1.4.2 above, or a termination of the Employee's employment hereunder for Cause in accordance with Section 1.4.3 above,
        (i) the Employee shall not be entitled to receive payment of, and the Company shall have no obligation to pay, any severance or similar compensation attributable to such termination, other than Base Salary earned but unpaid as of the Termination Date, vacation pay, Management Bonus, expenses and other benefits due the employee and (ii) the Company's obligations under this Agreement shall immediately cease.

1.5.2 Termination Without Cause, Termination for Good Reason. In the case of a termination of the Employee's employment hereunder Without Cause in accordance with Section 1.4.4 or for Good Reason in accordance with
        Section 1.4.5, the Company shall pay the Employee six months base salary plus medical and dental insurance coverage paid evenly over the six month period following termination, according to Company's normal payroll practices at the time of termination plus any other outstanding payments due at the time such as Management Bonus, expenses, etc.

2.      PROPRIETARY INFORMATION AGREEMENT.

        Employee understands and agrees that his employment with the Company is contingent upon signing the Company's confidentiality, proprietary information and inventions agreements, prior to beginning work for the Company.

3.       REPRESENTATIONS AND WARRANTIES BY THE EMPLOYEE

        The Employee represents and warrants to the Company that (i) the Employee is not bound by or subject to any contractual or other obligation that would be violated by his execution or performance of this Agreement, including, but not limited to, any non-competition agreement presently in effect, and (ii) the Employee is not subject to any pending or, to the Employee's knowledge, threatened claim, action, judgment, order or investigation that could adversely affect his ability to perform his obligations under this Agreement or the business reputation of the Company.


4.      MISCELLANEOUS

4.1 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission with answer back confirmation or mailed (postage prepaid by certified or registered mail, return receipt requested) or by overnight courier to the parties at the following addresses or facsimile numbers:

                             If to the Employee, to:

                                Daryl L. Mossman

                          Santa Clara, California 95051


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                             If to the Company, to:

                                SSE Telecom, Inc.

                            47823 Westinghouse Drive

                                Fremont, CA 94539

        All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 4.1, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 4.1, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section 4.1, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving written notice specifying such change to the other parties hereto.

4.1 Obligations Contingent on Performance. The obligations of the Company hereunder, including its obligation to pay the compensation provided for herein, are contingent upon the Employee's performance of his obligations hereunder. The obligations of the Employee hereunder are contingent upon the Company's performance of its obligations hereunder.

4.2 Payments Conditioned on Release of Claims. The Company's obligation to provide Employee with the Severance Payment set forth in Section 1.5.2 is contingent on Employee's execution of a satisfactory release of claims in favor of the Company.

4.3 Entire Agreement. This Agreement supersedes all prior discussions and agreements among the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect thereto.

4.4 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party hereto of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

4.5 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

4.6 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and the Company's successors or assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

4.7 No Assignment; Binding Effect. This Agreement shall inure to the benefit of any successors or assigns of the Company. The Employee shall not be entitled to assign his obligations under this Agreement.

4.8 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

4.9 Severability. The Company and the Employee intend all provisions of this Agreement to be enforced to the fullest extent permitted by law. Accordingly, if a court of competent jurisdiction determines that the

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        scope and/or  operation of any provision of this  Agreement is too broad to be enforced as written, the Company and the Employee intend that the court should reform such provision to such narrower scope and/or operation as it determines to be enforceable. If, however, any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future law, and not subject to reformation, then (i) such provision shall be fully severable, (ii) this Agreement shall be construed and enforced as if such provision was never a part of this Agreement, and (iii) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by illegal, invalid, or unenforceable provisions or by their severance.

4.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts executed and performed in such State without giving effect to conflicts of laws principles.

4.11    Counterparts.   This   Agreement  may  be  executed  in  any  number  of
        counterparts and by facsimile, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first written above

Employee:


---------------------                       ------------
Daryl L. Mossman                            Date





SSE Telecom, Inc:


----------------------                      -------------
Leon F. Blachowicz                          Date
President and Chief Executive Officer




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